                                                                  Exhibit (a)(1)

================================================================================


                         SHIRE PHARMACEUTICALS GROUP plc

                                       AND

                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
                                  As Depositary

                                       AND

                     HOLDERS OF AMERICAN DEPOSITARY RECEIPTS

                               ------------------

                                Deposit Agreement

                           Dated as of March 20, 1998


================================================================================

                                TABLE OF CONTENTS

                                                                                                       Page
                                                                                                       ----

PARTIES................................................................................................ 1

RECITALS............................................................................................... 1


Section 1.        Certain Definitions

         (a)      ADR Register......................................................................... 1
         (b)      ADRs................................................................................. 1
         (c)      ADS.................................................................................. 1
         (d)      Custodian............................................................................ 1
         (e)      Delivery Order....................................................................... 1
         (f)      Deposited Securities................................................................. 1
         (g)      Holder............................................................................... 1
         (h)      Securities Act of 1933............................................................... 1
         (i)      Securities Exchange Act of 1934...................................................... 1
         (j)      Shares............................................................................... 1
         (k)      Transfer Office...................................................................... 2
         (l)      Withdrawal Order..................................................................... 2

Section 2.        ADR Certificates..................................................................... 2
Section 3.        Deposit of Shares.................................................................... 2
Section 4.        Issue of ADRs........................................................................ 3
Section 5.        Distributions on Deposited Securities................................................ 3
Section 6.        Withdrawal of Deposited Securities................................................... 3
Section 7.        Substitution of ADRs................................................................. 3
Section 8.        Cancellation and Destruction of ADRs................................................. 4
Section 9.        The Custodian........................................................................ 4
Section 10.       Co-Registrars and Co-Transfer Agents................................................. 4
Section 11.       Lists of Holders..................................................................... 4
Section 12.       Depositary's Agents.................................................................. 4
Section 13.       Successor Depositary................................................................. 5
Section 14.       Reports.............................................................................. 5
Section 15.       Additional Shares.................................................................... 6
Section 16.       Indemnification...................................................................... 6
Section 17.       Notices.............................................................................. 7
Section 18.       Miscellaneous........................................................................ 8

TESTIMONIUM............................................................................................ 9

SIGNATURES............................................................................................. 9

                                                                                                    Page
                                                                                                    ----

                                    EXHIBIT A

FORM OF FACE OF ADR................................................................................. A-1

         Introductory Paragraph..................................................................... A-1

          (1)     Issuance of ADRs.................................................................. A-2
          (2)     Withdrawal of Deposited Securities................................................ A-3
          (3)     Transfers of ADRs................................................................. A-3
          (4)     Certain Limitations............................................................... A-3
          (5)     Taxes............................................................................. A-4
          (6)     Disclosure of Interests........................................................... A-4
          (7)     Charges of Depositary............................................................. A-5
          (8)     Available Information............................................................. A-6
          (9)     Execution......................................................................... A-6

         Signature of Depositary.................................................................... A-6

         Address of Depositary's Office ............................................................ A-6

FORM OF REVERSE OF ADR.............................................................................. A-7

         (10)     Distributions on Deposited Securities............................................. A-7
         (11)     Record Dates...................................................................... A-8
         (12)     Voting of Deposited Securities.................................................... A-9
         (13)     Changes Affecting Deposited Securities........................................... A-10
         (14)     Exoneration...................................................................... A-10
         (15)     Resignation and Removal of Depositary; the Custodian............................. A-11
         (16)     Amendment........................................................................ A-11
         (17)     Termination...................................................................... A-12

         DEPOSIT AGREEMENT dated as of March 20, 1998 (the "Deposit Agreement") among SHIRE PHARMACEUTICALS GROUP plc and its successors (the "Company"), MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as depositary hereunder (the "Depositary"), and all holders from time to time of American Depositary Receipts issued hereunder ("ADRs") evidencing American Depositary Shares ("ADSs") representing deposited Shares (defined below). The parties hereto agree as follows:

         1. Certain Definitions.

         (a) "ADR Register" is defined in paragraph (3) of the form of ADR.

         (b) "ADRs" mean certificates evidencing ADSs substantially in the form of Exhibit A annexed hereto (the "form of ADR"). The form of ADR is hereby incorporated herein and made a part hereof; the provisions of the form of ADR shall be binding upon the parties hereto.

         (c) Subject to paragraph (13) of the form of ADR, each "ADS" evidenced by an ADR represents the right to receive three (3) Shares and a pro rata share in any other Deposited Securities.

         (d) "Custodian" means the agent or agents of the Depositary (singly or collectively, as the context requires) named as Custodian in the form of ADR and any additional or substitute Custodian appointed pursuant to Section 9.

         (e) "Delivery Order" is defined in Section 3.

         (f) "Deposited Securities" as of any time means all Shares at such time deposited under this Deposit Agreement and any and all other Shares, securities, property and cash at such time held by the Depositary or the Custodian in respect or in lieu of such deposited Shares and other Shares, securities, property and cash.

         (g) "Holder" means the person or persons in whose name an ADR is registered on the ADR Register.

         (h) "Securities Act of 1933" means the United States Securities Act of 1933, as from time to time amended.

         (i) "Securities Exchange Act of 1934" means the United States Securities Exchange Act of 1934, as from time to time amended.

         (j) "Shares" mean the Ordinary Shares, nominal value 5p each, of the Company and shall include the rights to receive Shares specified in paragraph
(1) of the form of ADR.

         (k) "Transfer Office" is defined in paragraph (3) of the form of ADR.

         (l) "Withdrawal Order" is defined in Section 6.

         2. ADR Certificates. ADRs shall be engraved, printed or otherwise reproduced at the discretion of the Depositary in accordance with its customary practices in its American depositary receipt business, or at the request of the Company typewritten and photocopied on plain or safety paper, and shall be substantially in the form set forth in the form of ADR, with such changes as may be required by the Depositary or the Company to comply with their obligations hereunder, any applicable law, regulation, usage or the requirements of any securities exchange or market upon which the ADSs primarily may be listed or traded or to indicate any special limitations or restrictions to which any particular ADRs are subject. ADRs may be issued in denominations of any number of ADSs. ADRs shall be executed by the Depositary by the manual or facsimile signature of a duly authorized officer of the Depositary. ADRs bearing the facsimile signature of anyone who was at the time of execution a duly authorized officer of the Depositary shall bind the Depositary, notwithstanding that such officer has ceased to hold such office prior to the delivery of such ADRs.

         3. Deposit of Shares. In connection with the deposit of Shares hereunder, the Depositary or the Custodian may require the following in form satisfactory to it: (a) a written order directing the Depositary to execute and deliver to, or upon the written order of, the person or persons designated in such order an ADR or ADRs evidencing the number of ADSs representing such deposited Shares (a "Delivery Order"); (b) proper endorsements or duly executed and stamped instruments of transfer in respect of such deposited Shares; (c) instruments assigning to the Custodian or its nominee any distribution on or in respect of such deposited Shares or indemnity therefor; and, (d) proxies entitling the Custodian to vote such deposited Shares. As soon as practicable after the Custodian receives Deposited Securities pursuant to any such deposit or pursuant to paragraph (10) or (13) of the form of ADR, the Custodian shall present such Deposited Securities for registration of transfer into the name of the Depositary or its nominee or the Custodian or its nominee, to the extent such registration is practicable, at the cost and expense of the person making such deposit (or for whose benefit such deposit is made) and shall obtain evidence satisfactory to it of such registration. Deposited Securities shall be held by the Custodian for the account and to the order of the Depositary at such place or places and in such manner as the Depositary shall determine. Deposited Securities may be delivered by the Custodian to any person only under the circumstances expressly contemplated in the Deposit Agreement.

         4. Issue of ADRs. After any such deposit of Shares, the Custodian shall notify the Depositary of such deposit and of the information contained in any related Delivery Order by letter, first class airmail postage prepaid, or, at the request, risk and expense of the person making the deposit, by cable, telex or facsimile transmission. After receiving such notice from the Custodian, the Depositary, subject to the Deposit Agreement, shall execute and deliver at the Transfer Office, to or upon the order of any person named in such notice, an ADR or ADRs registered as requested and evidencing the aggregate ADSs to which such person is entitled.

         5. Distributions on Deposited Securities. To the extent that the Depositary determines in its discretion that any distribution pursuant to paragraph (10) of the form of ADR is not practicable with respect to any Holder, the Depositary may make such distribution as it so deems practicable, including the distribution of foreign currency, securities or property (or appropriate documents evidencing the right to receive foreign currency, securities or property) or the retention thereof as Deposited Securities with respect to such Holder's ADRs (without liability for interest thereon or the investment thereof).

         6. Withdrawal of Deposited Securities. In connection with any surrender of an ADR for withdrawal of the Deposited Securities represented by the ADSs evidenced thereby, the Depositary may require proper endorsement in blank of such ADR (or duly executed instruments of transfer thereof in blank) and the Holder's written order directing the Depositary to cause the Deposited Securities represented by the ADSs evidenced by such ADR to be withdrawn and delivered to, or upon the written order of, any person designated in such order (a "Withdrawal Order"). Directions from the Depositary to the Custodian to deliver Deposited Securities shall be given by letter, first class airmail postage prepaid, or, at the request, risk and expense of the Holder, by cable, telex or facsimile transmission. Delivery of Deposited Securities may be made by the delivery of certificates (which, if required by law shall be properly endorsed or accompanied by properly executed instruments of transfer or, if such certificates may be registered, registered in the name of such Holder or as ordered by such Holder in any Withdrawal Order) or by such other means as the Depositary may deem practicable.

         7. Substitution of ADRs. The Depositary shall execute and deliver a new ADR of like tenor in exchange and substitution for any mutilated ADR upon cancellation thereof or in lieu of and in substitution for such destroyed, lost or stolen ADR, unless the Depositary has notice that such ADR has been acquired by a bona fide purchaser, upon the Holder thereof filing with the

Depositary a request for such execution and delivery and a sufficient indemnity bond and satisfying any other reasonable requirements imposed by the Depositary.

         8. Cancellation and Destruction of ADRs. All ADRs surrendered to the Depositary shall be canceled by the Depositary. The Depositary is authorized to destroy ADRs so canceled in accordance with its customary practices.

         9. The Custodian. The London office of Morgan Guaranty Trust Company of New York shall act as the initial Custodian hereunder. Any Custodian in acting hereunder shall be subject to the directions of the Depositary and shall be responsible solely to it. The Depositary may from time to time, after consultation with the Company if practicable, appoint one or more agents to act for it as Custodian hereunder in addition to or in lieu of the Custodian named in the form of ADR. Each Custodian so appointed (other than Morgan Guaranty Trust Company of New York) shall give written notice to the Company and the Depositary accepting such appointment and agreeing to be bound by the applicable terms hereof. Any Custodian may resign from its duties hereunder by at least 30 days written notice to the Depositary. The Depositary may discharge any Custodian at any time upon notice to the Custodian being discharged. Courtesy copies of any such notice shall be provided to the Company. Any Custodian ceasing to act hereunder as Custodian shall deliver, upon the instruction of the Depositary, all Deposited Securities held by it to a Custodian so continuing to act.

         10. Co-Registrars and Co-Transfer Agents. The Depositary may appoint and remove (i) co-registrars to register ADRs and transfers, combinations and split-ups of ADRs and to countersign ADRs in accordance with the terms of any such appointment and (ii) co-transfer agents for the purpose of effecting transfers, combinations and split-ups of ADRs at designated transfer offices in addition to the Transfer Office on behalf of the Depositary. Each co-registrar or co-transfer agent (other than Morgan Guaranty Trust Company of New York) shall give notice in writing to the Company and the Depositary accepting such appointment and agreeing to be bound by the applicable terms of the Deposit Agreement.

         11. Lists of Holders. The Company shall have the right to inspect transfer records of the Depositary and its agents and the ADR Register, take copies thereof and require the Depositary and its agents to supply copies of such portions of such records as the Company may request. The Depositary or its agent shall furnish to the Company promptly upon the written request of the Company, a list of the names, addresses and holdings of ADSs by all Holders as of a date within seven days of the Depositary's receipt of such request.

         12. Depositary's Agents. The Depositary may perform its obligations under the Deposit Agreement through any agent appointed by it, provided that the Depositary shall notify the Company of such appointment and shall remain responsible for the performance of such obligations as if no agent were appointed.

         13. Successor Depositary. If the Depositary acting hereunder shall resign or be removed, the Company shall, unless it elects to terminate this Agreement in accordance with paragraph (17) of the form of ADR, use its best efforts to appoint a bank or trust company having an office in the Borough of Manhattan, The City of New York, as successor depositary hereunder. Every successor depositary shall execute and deliver to its predecessor and to the Company written acceptance of its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become Depositary hereunder; but such predecessor, upon payment of all sums due it and on the written request of the Company, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder and assigning all interest in the Deposited Securities to such successor, and shall deliver to such successor a copy of its records in respect of all outstanding ADRs issued hereunder and a list of the Holders. Any bank or trust company into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act. Upon the appointment of any successor depositary hereunder, any agent of the Depositary then acting hereunder shall forthwith become such agent hereunder of such successor depositary and such successor depositary shall, on the written request of any such agent, execute and deliver to such agent any instruments necessary to give such agent authority as such agent hereunder of such successor depositary. Notwithstanding the foregoing, any appointment of a successor Depositary shall not relieve the predecessor Depositary or the Company from those obligations and liabilities to each other under Section 16 hereof which arose prior to the appointment of such successor Depositary. A predecessor D epositary shall not have any liability or incur any expense as a result of any action or inaction on the part of a successor Depositary.

         14. Reports. The Depositary shall make available for inspection by Holders at the Transfer Office any reports and communications received by the Company which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary shall also promptly send to the Holders copies of such reports when furnished by the Company. Any such reports and communications furnished to the Depositary by the Company shall be furnished in English. On or before the first date on which the Company gives notice, by publication or otherwise, of any meeting of holders of

Shares or other Deposited Securities, or of any adjourned meeting of such holders, or the taking of any action by such holders other than at a meeting, the Company shall transmit to the Custodian and the Depositary a copy thereof in English in the form given or to be given, or made publicly available, to holders of Shares or other Deposited Securities. At the written request of the Company and upon receipt of a sufficient number of copies of such notices from the Company, the Depositary will arrange for the prompt mailing of copies of such notices to all Holders. In connection with any registration statement under the Securities Act of 1933 relating to the ADRs or with any undertaking contained therein, the Company and the Depositary shall each furnish to the other and to the United States Securities and Exchange Commission or any successor governmental agency such information as shall be required to make such filings or comply with such undertakings. The Company has delivered to the Depositary, the Custodian and any Transfer Office, a copy of all provisions of or governing the Shares and any other Deposited Securities issued by the Company or any affiliate of the Company and, promptly upon any change thereto, the Company shall deliver to the Depositary, the Custodian and any Transfer Office, a copy (in English or with an English translation) of such provisions as so changed. The Depositary and its agents may rely upon the Company's delivery thereof for all purposes of the Deposit Agreement.

         15. Additional Shares. Neither the Company nor any company controlled by the Company shall issue additional Shares, rights to subscribe for Shares, securities convertible into or exchangeable for Shares or rights to subscribe for any such securities or shall deposit any Shares under this Deposit Agreement, except under circumstances complying in all respects with, and not in violation of, the Securities Act of 1933. The Company shall use its best efforts to ensure that any company controlling or under common control with the Company shall abide by the restrictions set forth in the preceding sentence. The Depositary will use reasonable efforts to comply with written instructions of the Company not to accept for deposit hereunder any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company's compliance with securities laws in the United States.

         16. Indemnification. (a) The Company shall indemnify, defend and save harmless each of the Depositary and its agents against any loss, liability or expense (including reasonable fees and expenses of counsel) that may arise out of (a) its acceptance and performance of its powers and duties in respect of the Deposit Agreement, except to the extent such loss, liability or expense is due to the negligence or bad faith of the Depositary or its agents, as the case may be, or (b) any offer or sale of ADRs, ADSs, Shares or other Deposited Securities or any registration statement under the Securities Act of 1933 in respect thereof filed by the Company (including any Form F-6 registration statement to which this Deposit Agreement has been, and may hereafter be, filed or incorporated by reference therein as an exhibit), except to the extent such loss, liability or expense arises out of information (or omissions from such information) relating to it furnished in writing to the Company by it expressly for use in any such registration statement. Each of the Depositary and its agents shall indemnify, defend and save harmless the Company against any loss, liability or expense incurred by the Company in respect of the Deposit Agreement to the extent such loss, liability or expense is due to the negligence or bad faith of such person. The obligations set forth in this
Section 16 shall survive the termination of the Deposit Agreement and the succession or substitution of any indemnified person.

         (b) Any person seeking indemnification hereunder (an "indemnified person") shall notify the person from whom it is seeking indemnification (the "indemnifying person") of the commencement of any indemnifiable action or claim promptly after such indemnified person becomes aware of such commencement (provided that the failure to make such notification shall not affect such indemnified person's rights otherwise than under this Section 16 and shall only affect its rights hereunder to the extent such failure is prejudicial) and shall consult in good faith with the indemnifying person as to the conduct of the defense of such action or claim, which shall be reasonable in the circumstances. No indemnified person shall compromise or settle any indemnifiable action or claim without the prior written consent of the indemnifying person (which consent shall not be unreasonably withheld or delayed).

         (c) The obligations set forth in this Section 16 shall survive the termination of the Deposit Agreement and the succession or substitution of any indemnified person.

         17. Notices. Notice to any Holder shall be deemed given when first mailed, first class postage prepaid, to the address of such Holder on the ADR Register or received by such Holder. Notice to the Depositary or the Company shall be deemed given when first received by it at the address or facsimile transmission number set forth in (a) or (b), respectively, or at such other address or facsimile transmission number as either may specify to the other by written notice:

                 (a)      Morgan Guaranty Trust Company
                                  of New York
                          60 Wall Street (36th Floor)
                          New York, New York 10260
                          Attention:  ADR Administration
                          Fax: (212) 648-5104 or 5105

                 (b)      Shire Pharmaceuticals Group plc
                          East Anton
                          Andover

                          Hampshire SP10 5RG
                          England
                          Attention: Group Finance Director
                          Fax: 44 1264 348 460


         18. Miscellaneous. The Deposit Agreement is for the exclusive benefit of the Company, the Depositary, the Holders, and their respective successors hereunder, and shall not give any legal or equitable right, remedy or claim whatsoever to any other person. The Holders and owners of ADRs from time to time shall be parties to the Deposit Agreement and shall be bound by all of the provisions hereof. If any such provision is invalid, illegal or unenforceable in any respect, the remaining provisions shall in no way be affected thereby. The Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one instrument.

         IN WITNESS WHEREOF, SHIRE PHARMACEUTICALS GROUP plc and MORGAN GUARANTY TRUST COMPANY OF NEW YORK have duly executed this Deposit Agreement as of the day and year first above set forth and all holders of ADRs shall become parties hereto upon acceptance by them of ADRs issued in accordance with the terms hereof.

                                          SHIRE PHARMACEUTICALS GROUP plc



                                          By /s/
                                             -----------------------------------
                                             Name:
                                             Title:

                                          MORGAN GUARANTY TRUST COMPANY
                                                    OF NEW YORK



                                          By /s/
                                             -----------------------------------
                                             Name: Joseph D. Dooley
                                             Title: Vice President

                                    EXHIBIT A
                         ANNEXED TO AND INCORPORATED IN
                                DEPOSIT AGREEMENT
                             ----------------------

                              [FORM OF FACE OF ADR]

THE RIGHT OF HOLDERS HEREOF TO DIRECT THE VOTING OF SHARES MAY BE RESTRICTED AS DESCRIBED IN PARAGRAPHS (6) AND (12) BELOW.

__________________                                      No. of ADSs:
Number
                                                        ________________________
                                                        Each ADS represents
                                                        Three (3) Shares

                                                        CUSIP:

                           AMERICAN DEPOSITARY RECEIPT

                                   evidencing

                           AMERICAN DEPOSITARY SHARES

                                  representing

                     ORDINARY SHARES, NOMINAL VALUE 5P EACH

                                       of

                         SHIRE PHARMACEUTICALS GROUP plc

                             (Incorporated under the
                           laws of England and Wales)

         MORGAN GUARANTY TRUST COMPANY OF NEW YORK, a New York corporation, as depositary hereunder (the "Depositary"), hereby certifies that __________ is the registered owner (a "Holder") of _________ American Depositary Shares ("ADSs"), each (subject to paragraph (13)) representing three ordinary shares, nominal value 5p each (including the rights to receive Shares described in paragraph
(1), "Shares" and, together with any other securities, cash or property from time to time held by the Depositary in respect or in lieu of deposited Shares, the "Deposited Securities"), of Shire Pharmaceuticals Group plc, a corporation organized under the laws of England and Wales (the "Company"), deposited at the London office of Morgan Guaranty Trust Company of New York, as Custodian (subject to paragraph (15), the "Custodian"), under the Deposit Agreement dated as of March 20, 1998 (as amended from time to time, the "Deposit Agreement") among the Company, the Depositary and all Holders from time to time of American Depositary Receipts issued thereunder ("ADRs"), each of whom by accepting an ADR becomes a party thereto. The Deposit Agreement and this ADR (which includes the provisions set forth on the reverse hereof) shall be governed by and construed in accordance with the laws of the State of New York.

         (1) Issuance of ADRs. This ADR is one of the ADRs issued under the Deposit Agreement. Subject to paragraph (4), the Depositary may so issue ADRs for delivery at the Transfer Office (defined in paragraph (3)) only against deposit with the Custodian of: (a) Shares in form satisfactory to the Custodian;
(b) rights to receive Shares from the Company or any registrar, transfer agent, clearing agent or other entity recording Share ownership or transactions; or,
(c) unless requested in writing by the Company to cease doing so at least two business days in advance of the proposed deposit, other rights to receive Shares (until such Shares are actually deposited pursuant to (a) or (b) above, "Pre-released ADRs") only if (i) Pre-released ADRs are fully collateralized (marked to market daily) with cash or U.S. government securities held by the Depositary for the benefit of Holders (but such collateral shall not constitute "Deposited Securities"), (ii) each recipient of Pre-released ADRs agrees in writing with the Depositary that such recipient (a) owns such Shares, (b) assigns all beneficial right, title and interest therein to the Depositary in its capacity as such, (c) holds such Shares for the account of the Depositary,
(d) will deliver such Shares to the Custodian as soon as practicable and promptly upon demand therefor and (e) will not take any action with respect to the Pre-released ADS and Shares that is inconsistent with the transfer of the Depositary's beneficial ownership thereof, and (iii) all Pre-released ADRs evidence not more than 20% of all ADSs (excluding those evidenced by Pre-released ADRs), except to the extent that the Depositary (in its sole discretion) determines that unusual market conditions require the issuance of Pre-released ADRs in addition to 20% of all such ADSs. The Depositary may retain for its own account any earnings on collateral for Pre-released ADRs and its charges for issuance thereof. At the request, risk and expense of the person depositing Shares, the Depositary may accept deposits for forwarding to the Custodian and may deliver ADRs at a place other than its office. Every person depositing Shares under the Deposit Agreement represents and warrants that such Shares are free and clear of any lien, encumbrance, security interest, charge, mortgage, pledge or restriction on transfer, validly issued and outstanding, fully paid, nonassessable and free of pre-emptive rights, that the person making such deposit is duly authorized so to do and that such Shares (A) are not "restricted securities" as such term is defined in Rule 144 under the Securities Act of 1933 unless at the time of deposit they may be freely transferred in accordance with Rule 144(k) and may otherwise be offered and sold freely in the United States or (B) have been registered under the Securities Act of 1933. Such representations and warranties shall survive the deposit of Shares and issuance of ADRs. The Depositary will not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered under the Securities Act of 1933 and not so registered; the Depositary may refuse to accept for such deposit any Shares identified by the Company in order to facilitate the Company's compliance with such Act.

         (2) Withdrawal of Deposited Securities. Subject to paragraphs (4) and
(5), upon surrender of this ADR in form satisfactory to the Depositary at the Transfer Office, the Holder hereof is entitled to delivery at the Custodian's office of the Deposited Securities at the time represented by the ADSs evidenced by this ADR. At the request, risk and expense of the Holder hereof, the Depositary may deliver such Deposited Securities at such other place as may have been requested by the Holder. Notwithstanding any other provision of the Deposit Agreement or this ADR, the withdrawal of Deposited Securities may be restricted only for the reasons set forth in General Instruction I.A.(1) of Form F-6 (as such instructions may be amended from time to time) under the Securities Act of 1933.

         (3) Transfers of ADRs. The Depositary or its agent will keep, at a designated transfer office in the Borough of Manhattan, The City of New York (the "Transfer Office"), (a) a register (the "ADR Register") for the registration, registration of transfer, combination and split-up of ADRs, which at all reasonable times will be open for inspection by Holders and the Company for the purpose of communicating with Holders in the interest of the business of the Company or a matter relating to the Deposit Agreement and (b) facilities for the delivery and receipt of ADRs. Title to this ADR (and to the Deposited Securities represented by the ADSs evidenced hereby), when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of negotiable instruments under the laws of the State of New York; provided that the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this ADR is registered on the ADR Register as the absolute owner hereof for all purposes. Subject to paragraphs (4) and (5), this ADR is transferable on the ADR Register and may be split into other ADRs or combined with other ADRs into one ADR, evidencing the same number of ADSs evidenced by this ADR, by the Holder hereof or by duly authorized attorney upon surrender of this ADR at the Transfer Office properly endorsed or accompanied by proper instruments of transfer and duly stamped as may be required by applicable law; provided that the Depositary may close the ADR Register at any time or from time to time when deemed expedient by it or requested by the Company.

         (4) Certain Limitations. Prior to the issue, registration, registration of transfer, split-up or combination of any ADR, the delivery of any distribution in respect thereof, or, subject to the last sentence of paragraph
(2), the withdrawal of any Deposited Securities, and from time to time in the case of clause (b)(ii) of this paragraph (4), the Company, the Depositary or the Custodian may require: (a) payment with respect thereto of (i) any stamp duty, stamp duty reserve tax or other transfer duty or stock transfer or other tax or other governmental charge, (ii) any stock transfer or registration fees in effect for the registration of transfers of Shares or other Deposited Securities upon any applicable register and (iii) any applicable charges as provided in paragraph (7) of this ADR; (b) the production of proof satisfactory to it of (i) the identity and genuineness of any signature and (ii) such other information, including without limitation, information as to citizenship, residence, exchange control approval, beneficial ownership of any securities, compliance with applicable law, regulations, provisions of or governing Deposited Securities and terms of the Deposit Agreement and this ADR, as it may deem necessary or proper; and (c) compliance with such regulations as the Depositary may establish consistent with the Deposit Agreement. The issuance of ADRs, the acceptance of deposits of Shares, the registration, registration of transfer, split-up or combination of ADRs or, subject to the last sentence of paragraph (2), the withdrawal of Deposited Securities may be suspended, generally or in particular instances, when the ADR Register or any register for Deposited Securities is closed or when any such action is deemed advisable by the Depositary or the Company.

         (5) Taxes. If any tax or other governmental charge shall become payable by or on behalf of the Custodian or the Depositary with respect to this ADR, any Deposited Securities represented by the ADSs evidenced hereby or any distribution thereon, such tax or other governmental charge shall be paid by the Holder hereof to the Depositary and neither the Company nor the Depositary shall have any liability therefore. The Depositary may refuse to effect any registration, registration of transfer, split-up or combination hereof or, subject to the last sentence of paragraph (2), any withdrawal of such Deposited Securities until such payment is made. The Depositary may also deduct from any distributions on or in respect of Deposited Securities, or may sell by public or private sale for the account of the Holder hereof any part or all of such Deposited Securities (after attempting by reasonable means to notify the Holder hereof prior to such sale), and may apply such deduction or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder hereof remaining liable for any deficiency, and shall reduce the number of ADSs evidenced hereby to reflect any such sales of Deposited Securities. In connection with any distribution to Holders, the Company will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Company; and the Depositary and the Custodian will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Depositary or the Custodian. If the Depositary determines that any distribution in property other than cash (including Shares or rights) on Deposited Securities is subject to any tax that the Depositary or the Custodian is obligated to withhold, the Depositary may dispose of all or a portion of such property in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the Holders entitled thereto.

         (6) Disclosure of Interests. To the extent that the provisions of or governing or to which such Deposited Securities are otherwise subject may require disclosure of or impose limits on beneficial or other ownership of Deposited Securities, other Shares and other securities and may provide for blocking transfer, voting or other rights to enforce such disclosure or limits, Holders and all persons holding ADRs agree to comply with all such disclosure requirements and ownership limitations and to cooperate with the Depositary in the Depositary's compliance with any Company instructions in respect thereof, and the Depositary will use reasonable efforts to comply with such Company instructions.

         Notwithstanding any provision of the Deposit Agreement or of this ADR and without limiting the foregoing, by being a Holder of an ADR, each such Holder agrees to provide such information as the Company may request in a disclosure notice (a "Disclosure Notice") given pursuant to the Great Britain Companies Act 1985 (as amended from time to time and including any statutory modification or re-enactment thereof, the "Companies Act") or the Articles of Association of the Company. By accepting or holding this ADR, each Holder acknowledges that it understands that failure to comply with a Disclosure Notice may result in the imposition of sanctions against the holder of the Shares in respect of which the non-complying person is or was, or appears to be or has been, interested as provided in the Companies Act and the Articles of Association which currently include, the withdrawal of the voting rights of such Shares and the imposition of restrictions on the rights to receive dividends on and to transfer such Shares. In addition, by accepting or holding this ADR each Holder agrees to comply with the provisions of the Companies Act with regard to the notification to the Company of interests in Shares, which currently provide, inter alia, that any Holder who is or becomes directly or indirectly interested (within the meaning of the Companies Act) in 3% or more of the outstanding Shares, or is aware that another person for whom it holds such ADRs is so interested, must within two business days after becoming so interested or so aware (and thereafter in certain circumstances upon any change to the particulars previously notified) notify the Company as required by the Companies Act. After the relevant threshold is exceeded, similar notifications must be made in whole respect of whole percentage figure increases or decreases, rounded down to the nearest whole number.

         (7) Charges of Depositary. The Depositary may charge each person to whom ADRs are issued against deposits of Shares, including deposits in respect of Share Distributions, Rights and Other Distributions (as such terms are defined in paragraph (10)), and each person surrendering ADRs for withdrawal of Deposited Securities, U.S. $5.00 for each 100 ADSs (or portion thereof) evidenced by the ADRs delivered or surrendered. The Depositary may sell (by public or private sale) sufficient securities and property received in respect of Share Distributions, Rights and Other Distributions prior to such deposit to pay such charge. The Company will pay all other charges and expenses of the Depositary and any agent of the Depositary (except the Custodian) pursuant to agreements from time to time between the Company and the Depositary, except (i) stock transfer or other taxes and other governmental charges (which are payable by Holders or persons depositing Shares), (ii) cable, telex and facsimile transmission and delivery charges incurred at the request of persons depositing, or Holders delivering Shares, ADRs or Deposited Securities (which are payable by such persons or Holders), (iii) transfer or registration fees for the registration of transfer of Deposited Securities on any applicable register in connection with the deposit or withdrawal of Deposited Securities (which are payable by persons depositing Shares or Holders withdrawing Deposited Securities; there are no such fees in respect of the Shares as of the date of the Deposit Agreement) and (iv) expenses of the Depositary in connection with the conversion of foreign currency into U.S. dollars (which are paid out of such foreign currency). These charges may be changed in the manner indicated in paragraph (16).

         (8) Available Information. The Deposit Agreement, the provisions of or governing Deposited Securities and any written communications from the Company, which are both received by the Custodian or its nominee as a holder of Deposited Securities and made generally available to the holders of Deposited Securities, are available for inspection by Holders at the offices of the Depositary and the Custodian and at the Transfer Office. The Depositary will mail copies of such communications (or English translations or summaries thereof) to Holders if and when furnished by the Company. The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and accordingly files certain reports with the United States Securities and Exchange Commission (the "Commission"). Such reports and other information may be inspected and copied at public reference facilities maintained by the Commission located at the date hereof at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

         (9) Execution. This ADR shall not be valid for any purpose unless executed by the Depositary by the manual or facsimile signature of a duly authorized officer of the Depositary.

Dated:

                                                MORGAN GUARANTY TRUST COMPANY
                                                          OF NEW YORK,
                                                         as Depositary


                                                By ............................
                                                       Authorized Officer

         The Depositary's office is located at 60 Wall Street, New York, New York 10260.

                            [FORM OF REVERSE OF ADR]

         (10) Distributions on Deposited Securities. Subject to paragraphs (4) and (5), to the extent practicable, the Depositary will distribute by mail to each Holder entitled thereto on the record date set by the Depositary therefor at such Holder's address shown on the ADR Register, in proportion to the number of Deposited Securities (on which the following distributions on Deposited Securities are received by the Custodian) represented by ADSs evidenced by such Holder's ADRs and, in each case, without unreasonable delay:

                    (a) Cash: Any U.S. dollars available to the Depositary resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution or portion thereof authorized in this paragraph
(10) ("Cash"), on an averaged or other practicable basis, subject to (i) appropriate adjustments for taxes withheld, (ii) such distribution being impermissible or impracticable with respect to certain Holders, and (iii) deduction of the Depositary's expenses in (1) converting any foreign currency to U.S. dollars by sale or in such other manner as the Depositary may determine to the extent that it determines that such conversion may be made on a reasonable basis, (2) transferring foreign currency or U.S. dollars to the United States by such means as the Depositary may determine to the extent that it determines that such transfer may be made on a reasonable basis, (3) obtaining any approval or license of any governmental authority required for such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time and (4) making any sale by public or private means in any commercially reasonable manner. If the Depositary determines in its reasonable judgment that such foreign currency is not convertible, in whole or in part, on a reasonable basis into U.S. dollars transferable to the United States, or if any approval or license which is required for such conversion is denied or in the opinion of the Depositary, is not obtainable or is not obtained within a reasonable period or at a reasonable cost, the Depositary may distribute all or part of the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Holders entitled thereto. All expenses of any such conversion shall be deducted from the proceeds thereof.

                    On the date in which the Company shall pay any cash dividend to its holders of Shares or other Deposited Securities, the Company may convert or cause to be converted, in a commercially reasonable manner, such foreign currency into U.S. dollars and distribute the same to the Depositary for distribution to Holders. No deductions shall be made by the Company from the proceeds of such conversion; provided that actual and customary commissions paid by the Company on account of such conversion shall not be considered a deduction by the Company. If such conversion or distribution generally or with regard to any particular Holder can be effected only with the approval or license of any government or agency thereof, the Company shall have discretion and authority to file such application for approval or license, if any, as it may deem desirable.

                    (b) Shares. (i) Additional ADRs evidencing whole ADSs representing any Shares available to the Depositary resulting from a dividend or free distribution on Deposited Securities consisting of Shares (a "Share Distribution") and (ii) U.S. dollars available to it resulting from the net proceeds of sales of Shares received in a Share Distribution, which Shares would give rise to fractional ADSs if additional ADRs were issued therefor, as in the case of Cash.

                    (c) Rights. (i) Warrants or other instruments in the discretion of the Depositary representing rights to acquire additional ADRs in respect of any rights to subscribe for additional Shares or rights of any nature available to the Depositary as a result of a distribution on Deposited Securities ("Rights"), to the extent that the Company timely furnishes to the Depositary evidence satisfactory to the Depositary that the Depositary may lawfully distribute the same (the Company has no obligation to so furnish such evidence), or (ii) to the extent the Company does not so furnish such evidence and sales of Rights are practicable, any U.S. dollars available to the Depositary from the net proceeds of sales of Rights as in the case of Cash, or
(iii) to the extent the Company does not so furnish such evidence and such sales cannot practicably be accomplished by reason of the nontransferability of the Rights, whether by their terms, pursuant to applicable law or otherwise, limited markets therefor, their short duration or otherwise, nothing (and any Rights may lapse).

                    (d) Other Distributions. (i) Securities or property available to the Depositary resulting from any distribution on Deposited Securities other than Cash, Share Distributions and Rights ("Other Distributions"), by any means that the Depositary may deem equitable and practicable, or (ii) to the extent the Depositary deems distribution of such securities or property not to be equitable and practicable, any U.S. dollars available to the Depositary from the net proceeds of sales of Other Distributions as in the case of Cash. Before effecting any such sale of a Share Distribution, Rights or Other Distribution, the Depositary will provide notice to the Company of its intended action. Such U.S. dollars available will be distributed by checks drawn on a bank in the United States for whole dollars and cents (any fractional cents being withheld without liability for interest and added to future Cash distributions).

         (11) Record Dates. The Depositary may, after consultation with the Company, if practicable, fix a record date (which shall be as near as practicable to any corresponding record date set by the Company) for the determination of the Holders who shall be entitled to receive any distribution on or in respect of Deposited Securities, to give instructions for the exercise of any voting rights, to receive any notice or to act in respect of other matters and only such Holders shall be so entitled.

         (12) Voting of Deposited Securities. As soon as practicable after receipt from the Company of notice of any meeting or solicitation of consents or proxies of holders of Shares or other Deposited Securities, the Depositary shall fix a record date in accordance with paragraph (11) hereof and, unless otherwise requested in writing by the Company in order to comply with applicable law, mail to Holders a notice stating (a) such information as is contained in such notice and any solicitation materials, (b) that each Holder on the record date set by the Depositary therefor will be entitled to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Deposited Securities represented by the ADSs evidenced by such Holder's ADRs and (c) the manner in which such instructions may be given, including instructions to give a discretionary proxy to a person designated by the Company subject to any applicable provisions of the laws of the United Kingdom and the Memorandum and Articles of Association of the Company and the provisions of or governing Deposited Securities. Upon receipt of instructions of a Holder on such record date in the manner and on or before the date established by the Depositary for such purpose, the Depositary shall endeavor insofar as practicable and permitted under the provisions of or governing Deposited Securities to vote or cause to be voted (or to grant a discretionary proxy to a person designated by the Company to vote) the Deposited Securities represented by the ADSs evidenced by such Holder's ADRs in accordance with such instructions. The Depositary will not itself exercise any voting discretion in respect of any Deposited Security. Subject to the provisions of the next succeeding paragraph, to the extent such instructions are not so received by the Depositary from any Holder, the Holder shall be deemed to have instructed the Depositary to give a discretionary proxy to a person designated by the Company to vote the Deposited Securities represented by ADSs as to which the Depositary has not received instructions from the Holders, provided that no such instruction shall be deemed to be given and no discretionary proxy shall be given with respect to which the Company informs the Depositary (and the Company agrees to provide such information promptly in writing) that the Company does not wish such proxy given.

         Notwithstanding anything to the contrary contained in the preceding paragraph, the Depositary shall not be obligated to give any such discretionary proxy and the Holders shall not have been deemed to have so instructed the Depositary unless and until the Depositary has been provided with an opinion of counsel to the Company, which may be given at the time of entering into the Deposit Agreement, satisfactory to the Depositary (which may be internal counsel), in form and substance satisfactory to the Depositary, substantially to the effect that (i) the granting of such discretionary proxy does not subject the Depositary to any additional disclosure obligations related to interests in shares under the Companies Act or the listing rules of the London Stock Exchange except for any required notification to the Company pursuant to Part VI of the Companies Act, (ii) the granting of such proxy does not result in a breach of the Companies Act or the listing rules of the London Stock Exchange and (iii) the Depositary or the Custodian, or the nominee of any of them, whichever is the registered holder entitled to attend and vote at meetings of the Company in respect of such Shares, has the right to appoint the proxy to attend and vote instead of him. The Company undertakes to inform the Depositary of any substantial change in law which would subject the Depositary to disclosure obligations under the Companies Act or listing rules of the London Stock Exchange (other than said Part VI of the Companies Act) to which the Depositary, the Custodian or the nominee of any of them would not otherwise be subject but for the grant of such discretionary proxy.

         (13) Changes Affecting Deposited Securities. Subject to paragraphs (4) and (5), the Depositary may, in its discretion, and after consultation with the Company if practicable, amend this ADR or distribute additional or amended ADRs (with or without calling this ADR for exchange) or cash, securities or property on the record date set by the Depositary therefor to reflect any change in par value, split-up, consolidation, cancellation or other reclassification of Deposited Securities, any Share Distribution or Other Distribution not distributed to Holders or any cash, securities or property available to the Depositary in respect of Deposited Securities from (and the Depositary is hereby authorized to surrender any Deposited Securities to any person and to sell by public or private sale any property received in connection with) any recapitalization, reorganization, merger, consolidation, liquidation, receivership, bankruptcy or sale of all or substantially all the assets of the Company, and to the extent the Depositary does not so amend this ADR or make a distribution to Holders to reflect any of the foregoing, or the net proceeds thereof, whatever cash, securities or property results from any of the foregoing shall constitute Deposited Securities and each ADS evidenced by this ADR shall automatically represent its pro rata interest in the Deposited Securities as then constituted.

         (14) Exoneration. Without limiting Section 16 of the Deposit Agreement as between the Company and the Depositary, the Depositary, the Company, their respective officers, directors, employees and agents and each of them shall: (a) incur no liability (i) if any present or future law, regulation, the provisions of or governing any Deposited Securities, act of God, war or other circumstance beyond its control shall prevent, delay or subject to any civil or criminal penalty any act which the Deposit Agreement or this ADR provides shall be done or performed by it, or (ii) by reason of any exercise or failure to exercise any discretion given it in the Deposit Agreement or this ADR; (b) assume no obligation nor shall any of them be subject to any liability to any Holders or beneficial owners of ADSs or any other person except to perform its obligations to the extent they are specifically set forth in this ADR and the Deposit Agreement without gross negligence or bad faith; (c) in the case of the Depositary and its agents, be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or this ADR; or (d) in the case of the Company and its agents hereunder be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or this ADR, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense (including fees and disbursements of counsel) and liability be furnished as often as may be required; or (e) not be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, or any other person believed by it to be competent to give such advice or information. The Depositary and the Company, their respective agents and their respective directors, officers and employees acting hereunder may rely and shall be protected in acting upon any written notice, request, direction or other document believed by them to be genuine and to have been signed or presented by the proper party or parties. The Depositary and its agents will not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, for the manner in which any such vote is cast or for the effect of any such vote. The Depositary and its agents may own and deal in any class of securities of the Company and its affiliates and in ADRs. The Company has agreed to indemnify the Depositary and its agents under certain circumstances and the Depositary has agreed to indemnify the Company under certain circumstances. No disclaimer of liability under the Securities Act of 1933 is intended by any provision hereof.

         (15) Resignation and Removal of Depositary; the Custodian. The Depositary may resign as Depositary by written notice of its election to do so delivered to the Company, or be removed as Depositary by the Company by written notice of such removal delivered to the Depositary; such resignation or removal shall take effect upon the appointment of and acceptance by a successor depositary. The Depositary may appoint substitute or additional Custodians and the term "Custodian" refers to each Custodian or all Custodians as the context requires.

         (16) Amendment. Subject to the last sentence of paragraph (2), the ADRs and the Deposit Agreement may be amended by the Company and the Depositary, provided that any amendment that imposes or increases any fees or charges (other than stock transfer or other taxes and other governmental charges, transfer or registration fees for the registration of transfer of Deposited Securities on any applicable register in connection with the deposit or withdrawal of Deposited Securities, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or that shall otherwise prejudice any substantial existing right of Holders, shall become effective 30 days after notice of such amendment shall have been given to the Holders. Every Holder of an ADR at the time any amendment to the Deposit Agreement so becomes effective shall be deemed, by continuing to hold such ADR, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Holder of any ADR to surrender such ADR and receive the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. The parties hereto agree that any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the ADSs to be registered on Form F-6 under the Securities Act of 1933 or (b) the ADSs or Shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to prejudice any substantial rights of Holders. In no event shall any amendment or supplement impair the right of the Holder to surrender such ADR and receive therefor the Deposited Securities represented thereby except in order to comply with mandatory provisions of applicable law. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require amendment or supplement of the Deposit Agreement or the form of ADR to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and the ADR at any time in accordance with such changed rules. Such amendment or supplement to the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance.

         (17) Termination. The Depositary shall at the written direction of the Company, terminate the Deposit Agreement and this ADR by mailing notice of such termination to the Holders at least 30 days prior to the date fixed in such notice for such termination. The Depositary may terminate the Deposit Agreement by giving the notice set forth in the preceding sentence of this paragraph (17) at any time after 60 days has elapsed after the Depositary shall have resigned hereunder, provided that no successor depositary shall have been appointed and accepted its appointment hereunder before the end of such 60 days. After the date so fixed for termination, the Depositary and its agents will perform no further acts under the Deposit Agreement and this ADR, except to advise Holders of such termination, receive and hold (or sell) distributions on Deposited Securities and deliver Deposited Securities being withdrawn. As soon as practicable after the expiration of six months from the date so fixed for termination, the Depositary shall sell the Deposited Securities and shall thereafter (as long as it may lawfully do so) hold in a segregated account the net proceeds of such sales, together with any other cash then held by it under the Deposit Agreement, without liability for interest, in trust for the pro rata benefit of the Holders of ADRs not theretofore surrendered. After making such sale, the Depositary shall be discharged from all obligations in respect of the Deposit Agreement and this ADR, except to account for such net proceeds and other cash. After the date so fixed for termination, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary and its agents.